                                                                   EXHIBIT 99.5
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

------------------------------------------------

                               Give the
                               SOCIAL SECURITY
For this type of account:      Number of--
------------------------------------------------
1. An individual's account     The individual
2. Two or more individuals     The actual owner
 (joint account)               of the account
                               or, if combined
                               funds, the first
                               individual on the
                               account(1)(6)
3. Husband and wife (joint     The actual owner
 account)                      of the account
                               or, if
                               joint funds,
                               either person(1)
4. Custodian account of a      The minor(2)
 minor (Uniform Gift to
 Minors Act)
5. Adult and minor (joint      The adult or, if
 account)                      the minor is the
                               only contributor,
                               the minor(1)
6. Account in the name of      The ward, minor,
 guardian or committee for a   or incompetent
 designated ward, minor, or    person(3)
 incompetent person
7. a. The usual revocable      The grantor-
      savings trust account    trustee(1)
      (grantor is also
      trustee)
7. b. So-called trust account  The actual
      that is not a legal or   owner(1)
      valid trust under State
      law
8. Sole proprietorship         The owner(4)
 account

------------------------------------------------

------------------------------------------------

                               Give the EMPLOYER
                               IDENTIFICATION
For this type of account:      Number of--
------------------------------------------------
 9. A valid trust, estate, or  The legal entity
  pension trust                (Do not furnish
                               the identifying
                               number of the
                               personal
                               representative or
                               trustee unless
                               the legal entity
                               itself is not
                               designated in the
                               account
                               title.)(5)
10. Corporate account          The corporation
11. Religious, charitable, or  The organization
  educational organization
  account
12. Partnership account held   The partnership
  in the name of the business
13. Association, club, or      The organization
  other tax-exempt
  organization
14. A broker or registered     The broker or
 nominee                       nominee
15. Account with the           The public entity
  Department of Agriculture
  in the name of a public
  entity (such as a State or
  local government, school
  district, or prison) that
  receives agricultural
  program payments

------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.
(6) If joint foreign payees, every foreign payee must provide an applicable version of Form W-8, certifying their foreign status, or a joint payee who has not established foreign status must provide a taxpayer identification number on Form W-9, which number must be used for purposes of backup withholding and information reporting.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities) or Form W-7 for International Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. Certain resident aliens may request an individual taxpayer identification number on Form W-7.

 To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "applied for" in Part 1, sign and date the form and the Certificate of Awaiting Taxpayer Identification Number included below the form and give it to the requester. Notwithstanding that you write "applied for" in
Part 1 of the Substitute Form W-9 and complete the Certification of Awaiting Taxpayer Identification Number, the exchange agent will withhold 31% of all reportable payments made prior to the time a properly certified TIN is provided to the exchange agent. If the TIN is provided within 60 days, such amount will be refunded.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  . An organization exempt from tax under Section 501(a) or an individual retirement plan.
  . The United States or any agency or instrumentality thereof.
  . A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  . An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding depending on the type of payment include the following:

  . A corporation.
  . A financial institution.
  . A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  . A real estate investment trust.
  . A futures commission merchant registered with the Commodity Futures
    Trading Commission.
  . A common trust fund operated by a bank under Section 584(a).
  . An exempt charitable remainder trust, or a non-exempt trust described in
    Section 4947(a)(1).
  . An entity registered at all times under the Investment Company Act of
    1940.
  . A foreign central bank of issue.
  . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

  . Payments to nonresident aliens subject to withholding under Section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident alien partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign organizations.
  . Section 404(k) distributions made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. File Form W-9 with the payer, furnish your taxpayer identification number, write exempt on the face of the form, and return it to the payer. If the payments are interest, dividends, broker payments or patronage dividends, also sign and date the form.

 Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, and their regulations.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) Penalty For Failure To Furnish Taxpayer Identification Number--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty For False Information With Respect To Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty For Falsifying Information--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.